Exhibit 23(iii)




                      Consent of Independent Public Accountants




                    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 14, 1995 included in the NUI Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and to all references to our Firm included in this Registration Statement.




                                             ARTHUR ANDERSEN LLP


          New York, New York
          April 4, 1996